EXHIBIT 21

LIST OF SUBSIDIARIES

ENTITY	RELATIONSHIP TO REGISTRANT	BUSINESS	REGISTRANT’S OWNERSHIP PERCENTAGE
JBSS Properties, LLC	Subsidiary	Real estate	100%
An Illinois limited liability		ownership
company